Exhibit 16
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June 26, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N. W.
Washington, D.C. 20549

Dear Sirs/Madams:

         We have read and agree with the comments in Item 4(a) paragraphs 2 and 3 of the Amended Form 8-K-(A) of North Valley Bancorp dated June 26, 2002.

Yours truly,


/s/ Deloitte & Touche LLP



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